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Exhibit 4.2

NO.	MDC ACQUISITION PARTNERS INC.	SHARES

CUSIP NO.:	Incorporated under the Laws of the State of Delaware

COMMON STOCK
 Par Value $0.0001 per Share

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT                          IS THE OWNER OF                          FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE $0.0001 PER SHARE, OF MDC ACQUISITION PARTNERS INC., a Delaware corporation (the "Corporation"), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the registrar of the Corporation.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officers.

Dated:                         , 2005

Secretary	Chief Executive Officer

Transfer Agent

MDC Acquisition Partners Inc.
CORPORATE SEAL
2005
DELAWARE

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -		Custodian
TEN ENT	tenants by the entireties
JT TEN	as joint tenants with right of survivorship		(Cust)		(Minor)
	and not as tenants in common		Under Uniform Gifts to Minors Act:

(State)

Additional abbreviations may also be used though not in the above list.

MDC Acquisition Partners Inc.

        The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Common Stock represented hereby are issued and shall be held subject to the terms and conditions applicable to the Common Stock.

For Value Received,                          hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                         Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                          Attorney, to transfer the said Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:
By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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  Exhibit 4.2